Exhibit 99.2

          ROYAL PRECISION ANNOUNCES PRIVATE PLACEMENT AND NEW PRODUCTS

                              For Immediate Release

Contact: FRANK MERTES, Vice President - Finance and Chief Financial Officer Royal Precision, Inc. (860) 618-4143
INTERNET: WWW.ROYALPRECISION.COM

RCG Capital Markets Group, Inc. (480) 675-0400
RETAIL: JOE DORAME
ANALYSTS/INSTITUTIONAL: JOE DIAZ
MEDIA: JEFF STANLIS
INTERNET: WWW.RCGONLINE.COM

(FEBRUARY 28, 2002) - TORRINGTON,  Connecticut - Royal Precision,  Inc. (OTC BB:
RIFL) has completed a private placement of convertible debt securities with certain members of the board of directors of the Company or such individuals' affiliated entities pursuant to which up to $275,000 was made available to the Company on substantially the same terms and conditions as applied to the financing completed on October 26, 2001 with the Johnston Family Charitable Foundation. The sale of such securities has not been and will not be registered under the federal securities laws or applicable state laws. The Company is required to register the resale of such securities under certain circumstances pursuant to a registration rights agreement entered into at the time of the transaction and the securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additionally, the Company introduced a new Diamond Rifle(TM) shaft and a new Project X Rifle at 2002 PGA Merchandise Show in Orlando, January 24-27, 2001.

The Project X, developed over the last 3 years, represents the highest state-of-the-art in steel shaft engineering. Each Project X iron has a different taper per inch (a dedicated constant taper). A longer taper rate results in more energy transfer to the club head. With Project X, the ball gets up faster, and then flattens out for a more penetrating trajectory. Players report exceptional "feel" with the new shaft, along with the superior consistency and accuracy common to all shafts in the Rifle family.

The Diamond Rifle(TM) represents cutting edge development in both shaft engineering and manufacturing process. The unique technology allows the shaft to be formed from the inside out, eliminating the limitations of traditional steel shaft geometry, which enables the golfer to achieve a higher launch angle and lower spin rate thus producing a more penetrating ball flight. Test results indicate greater distance and tighter dispersion when compared to shafts of similar specifications.

Lastly, Royal Grip, a division of the Company, launched its new USGA-approved "V" Series grips at the Show. The "V" Series grips are manufactured in Royal Grip's exclusive blend of natural and EPDM rubbers, which maintains its great
feel  and  performance   properties  longer  than  others  on  the  market.  The
distinctive "V" design pattern aids in club alignment, forming a perfect sight down the shaft.
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Royal  Precision,  Inc. is a leading  designer,  manufacturer and distributor of high-quality innovative golf club shafts, including the Rifle shaft featuring the Company's "Frequency Coefficient Matching" technology, designed to provide consistent flex characteristics to all the clubs in a golfer's bag. Royal Precision, Inc. is also a designer and distributor of Royal Grip(R) golf club grips offering a wide variety of standard and custom models, all of which feature durability and a distinctive feel and appearance.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE OFTEN CHARACTERIZED BY THE TERMS "MAY," "BELIEVES," "PROJECTS," "EXPECTS," OR "ANTICIPATES," AND DO NOT REFLECT HISTORICAL FACTS. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONCERNING THE COMPANY'S FUTURE RESULTS FROM OPERATIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE, EVENTS, OR OTHERWISE.

FORWARD-LOOKING STATEMENTS ARE BASED ON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD AFFECT THE COMPANY'S RESULTS AND CAUSE THEM TO BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS INCLUDE: UNCERTAINTIES RELATING TO GENERAL ECONOMIC CONDITIONS; THE COMPANY'S DEPENDENCE ON DISCRETIONARY CONSUMER SPENDING; THE COMPANY'S DEPENDENCE ON DEMAND FROM ORIGINAL EQUIPMENT MANUFACTURERS; THE COMPANY'S DEPENDENCE ON INTERNATIONAL SALES; THE COST AND AVAILABILITY OF RAW MATERIALS; THE TIMELINESS AND MARKET ACCEPTANCE OF THE COMPANY'S NEW PRODUCT INTRODUCTIONS; THE COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES; SEASONALITY OF SALES, WHICH RESULTS IN FLUCTUATIONS IN OPERATING RESULTS; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS; THE COMPANY'S RELIANCE ON THIRD PARTY SUPPLIERS; CHANGES IN THE FINANCIAL MARKETS RELATING TO THE COMPANY'S CAPITAL STRUCTURE AND COST OF CAPITAL; INCREASED COSTS RELATED TO ENVIRONMENTAL REGULATIONS AND/OR THE FAILURE OF THIRD PARTIES TO FULFILL THEIR INDEMNIFICATION AND REMEDIATION OBLIGATIONS TO THE COMPANY; WORK STOPPAGES OR SLOWDOWNS; THE COMPANY'S LIMITED OPERATING HISTORY; THE COMPANY'S ABILITY TO SUCCESSFULLY LAUNCH NEW PRODUCTS; AND OTHER FACTORS THAT MANAGEMENT IS CURRENTLY UNABLE TO IDENTIFY OR QUANTIFY, BUT MAY ARISE OR BECOME KNOWN IN THE FUTURE. ADDITIONAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS ARE INCLUDED IN EXHIBIT 99.1 TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2001.